SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K/A


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)     July 1, 1996
                                                       ------------------


                               AIRSENSORS, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                           ------------------------
                           (State of Incorporation)


            0-16115                                        91-1039211
   ------------------------                         -----------------------
   (Commission File Number)                         (IRS Employer I.D. No.)


      16804 Gridley Place, Cerritos, CA                             90703
   --------------------------------------                        ----------
   Address of principal executive offices                        (Zip Code)




     Registrant's telephone number, including area code:  (310) 860-6666

ITEM 2.     ACQUISITION OF ASSETS

Effective July 1, 1996, the Registrant acquired certain assets of the Gas Division of Ateco Automotive Pty. Ltd. ("Ateco") for cash in the amount of approximately $6,500,000. Ateco, a private company in Australia, has distributed the Company's gaseous fuel carburetion systems and related devices for use with internal combustion engines since approximately 1969.

In order to effectuate the transaction and conduct business in Australia, IMPCO Technologies Inc. ("IMPCO") a wholly owned subsidiary of the Registrant, established a new Australian operating company, IMPCO Technologies Pty. Limited ("IMPCO Ltd."). The assets, which were acquired by IMPCO Ltd., consist primarily of receivables, inventory, equipment, a note, business goodwill, distribution rights in Australia, and a 50% interest in Ateco's sub-distributor. The amount of the consideration was determined through negotiations between Ateco and IMPCO Ltd.

The purchase price was primarily financed through term loans provided by Bank of America NT&SA and its Sydney, Australia branch. The loans of approximately $4,000,000 are three-year loans with five-year amortization schedules with interest at market rates. In addition, accounts receivables due to IMPCO from Ateco, totaling $1,852,000, were offset against the purchase price. The balance of the purchase price was financed by IMPCO's existing line of credit with Bank of America NT&SA.

Impco Ltd. plans to continue the current business of marketing and distributing IMPCO's gaseous fuel carburetion systems and related devices in Australia and may engage in other related businesses in the future.

ITEM 7.    Financial Statements and Exhibits


   (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED                       Page
        -----------------------------------------                       ----

        Audited financial statements for Gas Division of Ateco Automotive Pty. Ltd.

               Report of independent auditors                              6

               Balance sheet at June 30, 1996                              7

               Statement of operations and division equity
                  for the year ended June 30, 1996                         8

               Statement of cash flow
                  for the year ended June 30, 1996                         9

               Notes to financial statements                              10


   (b)  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
        -------------------------------------------

          Pro forma condensed combined balance sheet of AirSensors,
          Inc. and subsidiaries and Gas Division of Ateco Automotive
          Pty. Ltd. and subsidiary as of April 30, 1996 and
          June 30, 1996, respectively                                     14

          Pro forma condensed combined income statements of AirSensors,
          Inc. and subsidiaries and the Gas Division of Ateco Automotive Pty. Ltd. and subsidiary for the fiscal year ended
          April 30, 1996 and June 30, 1996, respectively                  16

          Notes to the pro forma condensed combined financial statements  17

   (c)  EXHIBITS
        --------

        2.5  Deed of Sale of Business by and among IMPCO Technologies
             Pty Limited, as buyer, and Ateco Automotive Pty Limited,
             as seller, dated as of July 1, 1996.                          (1)

        2.6  Deed of Release by and among IMPCO Technologies, Inc. and
             Ateco Automotive Pty Limited dated as of July 1, 1996.        (1)

        2.7  Shareholders Agreement for Gas Parts (NSW) Pty Limited by
             and among IMPCO Technologies Pty Limited, Gas Parts Pty
             Limited, and Gas Parts (NSW) Pty Limited, dated as of
             July 4, 1996.                                                 (1)

        2.8 Loan Agreement for IMPCO Technologies, Inc., as borrower, AirSensors, Inc., as Guarantor, and Bank of America
             National Trust and Savings Association, as lendor, dated
             as of June 25, 1996.                                          (1)

        2.9  Loan Agreement for IMPCO Technologies Pty Limited as
             borrower and Bank of America Pty Limited. as lendor,
             dated as of June 27, 1996.                                    (1)

       23.1  Consent of Ernst & Young dated September 12, 1996.            (1)

------------------------------

(1)   Incorporated by reference from Form 8-K/A filed on September 16, 1996.





SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AirSensors, Inc.


Date:  November 22, 1996                  By/s/Thomas M. Costales
                                          -----------------------------
                                          Thomas M. Costales
                                          Chief Financial Officer
                                          and Treasurer

                    GAS DIVISION OF ATECO AUTOMOTIVE PTY. LTD.

                          AUDITED FINANCIAL STATEMENTS

                            YEAR ENDED JUNE 30, 1996

                  REPORT OF ERNST & YOUNG, INDEPENDENT AUDITOR




Board of Directors
Impco Technologies Pty. Ltd.

We have audited the accompanying balance sheet of the Gas Division of Ateco Automotive Pty. Ltd. as of June 30, 1996 and the related statements of operations and division equity and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Gas Division of Ateco Automotive Pty. Ltd. at June 30, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                    /s/ Ernst & Young


Melbourne, Australia

September 12, 1996

GAS DIVISION OF ATECO AUTOMOTIVE PTY. LTD.

BALANCE SHEET
AT JUNE 30, 1996


ASSETS
------

CURRENT ASSETS
 Cash                                                        $  132,356
 Net accounts receivable, less allowance for
  doubtful accounts of $54,259                                1,149,617
 Finished goods inventory                                     3,158,520
 Prepaid expenses and other current assets                       49,802
                                                             -----------
TOTAL CURRENT ASSETS                                          4,490,295
                                                             -----------
INVESTMENTS
 Investment in associated company                                32,899
                                                             -----------
PROPERTY, PLANT & EQUIPMENT
 Plant and machinery                                             40,185
 Office equipment                                                57,131
 Motor vehicles                                                 148,737
                                                             -----------
                                                                246,053
 Less: Accumulated depreciation                                 (98,088)
                                                             -----------
                                                                147,965
                                                             -----------
TOTAL ASSETS                                                 $4,671,159
                                                             ===========


LIABILITIES AND DIVISION EQUITY
-------------------------------

CURRENT LIABILITIES
 Accounts payable                                            $1,944,650
 Accrued and other liabilities                                  115,852
                                                             -----------
TOTAL CURRENT LIABILITIES                                     2,060,502
                                                             -----------
DIVISION EQUITY                                               2,610,657
                                                             -----------
TOTAL LIABILITIES AND DIVISION EQUITY                        $4,671,159
                                                             ===========



      The accompanying notes form part of these financial statements.

GAS DIVISION OF ATECO AUTOMOTIVE PTY. LTD.

STATEMENT OF OPERATIONS AND DIVISION EQUITY
YEAR ENDED JUNE 30, 1996


Sales                                                       $ 6,359,813

Cost and expenses:
 Cost of sales                                               (4,686,568)
 Selling, general and administrative expenses                  (903,831)
                                                            ------------
                                                             (5,590,399)
                                                            ------------
INCOME BEFORE CORPORATE CHARGES & INCOME TAX                    769,414

Corporate charges:  (Note 2)
 Head office administrative expense                            (242,000)
                                                            ------------
                                                                527,414
Share of income from associated company                          23,975
                                                            ------------
INCOME BEFORE INCOME TAXES                                      551,389

 Income tax expense (Note 2)                                   (190,888)
                                                            ------------
NET INCOME                                                      360,501

 Cash transfers to Ateco Automotive Pty. Ltd.                  (649,078)
 Division equity at beginning of year                         2,899,234
                                                            ------------
DIVISION EQUITY AT END OF YEAR                              $ 2,610,657
                                                            ============





      The accompanying notes form part of these financial statements.

GAS DIVISION OF ATECO AUTOMOTIVE PTY. LTD.

STATEMENT OF CASH FLOW
YEAR ENDED JUNE 30, 1996


OPERATING ACTIVITIES
--------------------

Net income                                                    $ 360,501
Adjustments to reconcile net income to net cash provided
 by operating activities:-
     Depreciation and amortization                               28,416
     Share of income from associated company                    (23,975)
     Provision for decline in inventory value                    49,713
     Changes in operating assets and liabilities:
          Increase in accounts receivable                      (376,133)
          Increase in inventories                              (795,316)
          Decrease in prepaid expenses and other
           current assets                                        84,420
          Increase in accounts payable                        1,780,394
          Decrease in accrued expenses and other liabilities    (50,747)
                                                             -----------
          NET CASH PROVIDED BY OPERATING ACTIVITIES           1,057,273

INVESTING ACTIVITIES
--------------------

Payment for property, plant and equipment                       (46,421)
Process from sale of property, plant and equipment               24,404
                                                             -----------
          NET CASH USED BY INVESTING ACTIVITIES                 (22,017)

FINANCING ACTIVITIES
--------------------

Cash transfers to Ateco Automotive Pty. Ltd.                   (649,078)
                                                             -----------
          NET CASH USED BY FINANCING ACTIVITIES                (649,078)

          INCREASE IN CASH                                      386,178
                                                             -----------
Overdraft at beginning of year                                 (253,822)
                                                             -----------
          CASH AT END OF YEAR                                $  132,356
                                                             ===========



     The accompanying notes form part of these financial statements.

GAS DIVISION OF ATECO AUTOMOTIVE PTY. LTD.

NOTES TO FINANCIAL STATEMENTS
AT JUNE 30, 1996


NOTE 1:  PRINCIPAL ACTIVITY
---------------------------

The principal activity of the Ateco Automotive Pty. Ltd. Gas Division (the Division) during the financial year was the distribution of gas conversion kits and associated accessories. The Division's business occurs throughout Australia and their office is located in Melbourne, Australia.


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

The financial statements have been prepared in accordance with United States (U.S.) generally accepted accounting principles and are presented in U.S. dollars.

(a)  Depreciation

     Property, plant and equipment is stated on the basis of cost. Depreciation is calculated on a straight line basis to write off the cost of each item of property, plant and equipment over its expected useful life.

(b)  Inventories

     Inventories are stated at lower of cost or net realizable value. Cost has been determined under the average cost method.

(c)  Revenue Recognition

     Revenue is recognized upon shipment of goods to customers.

(d)  Risk and Uncertainties

     The Company sells to a diversified base of customers in Australia thereby limiting material concentrations of credit risk. Please see Note 1 - Principal Activity.

(e)  Corporate Charges

     The Division is provided with working capital on an as needed basis with excess cash remitted to Ateco Automotive Pty. Ltd. on a monthly basis. Group administrative expenses are allocated to the Division based on a corporate interest charge of eight percent of the Division's monthly inventory and debtor balance to compensate Ateco Automotive Pty. Ltd. for group management services, legal and other administrative services provided. Management believes this basis of cost allocation is a reasonable estimate of services provided. If the Division were a separate entity, the operating results and financial position might be significantly different than presented herein.



             Notes to and forming part of the financial statements.

GAS DIVISION OF ATECO AUTOMOTIVE PTY. LTD.

NOTES TO FINANCIAL STATEMENTS
AT JUNE 30, 1996


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)
-----------------------------------------------------------

(f)  Income Tax

     Notional income tax has been reflected in the accompanying statement of operations as if the division's tax return was prepared on a stand-alone basis. The effective income tax rates approximates the Australian statutory rate. There are no significant deferred tax assets or liabilities at June 30, 1996.

     Income tax payable has been adjusted through the divisional equity account in the accompanying balance sheet as the Division is not a separate taxable entity and the actual results of the Division are included in Ateco Automotive Pty Ltd.'s consolidated income tax return.

(g)  Foreign Currency Translation

     The functional currency of the Company is Australian Dollars (local currency). The accompanying financial statements are presented in U.S. Dollars. Assets and liabilities denominated in local currency are translated at the year-end exchange rate. Revenue and expenses are translated using the average exchange rate during the financial statement period.

(h)  Use of Estimates

     Financial statements prepared in accordance with generally accepted accounting principles require management to make estimates and judgments that affect amounts and disclosures reported in the financial statements. Actual results could differ from those estimates, although management does not believe that any differences would materially affect its financial position or reported results.

(i)  Equity Accounting

     The initial amount of the investment in Gas Parts (NSW) Pty. Ltd.("Gas Parts"), an associated company, is stated at cost. The current balance has been adjusted for the Division's share of Gas Part's earnings and distributions.





             Notes to and forming part of the financial statements.

GAS DIVISION OF ATECO AUTOMOTIVE PTY. LTD.

NOTES TO FINANCIAL STATEMENTS
AT JUNE 30, 1996


NOTE 3:  EXPENDITURE COMMITMENTS
--------------------------------

Lease expenditure commitments
Operating Leases

-not later than one year                                           $36,093
                                                                   =======

The term of the lease on the Division's premises ceases on June 1, 1997 with a two year renewal option.


NOTE 4:  RELATED PARTY TRANSACTIONS
-----------------------------------

The following related party transactions occurred during the financial year.

1. Sales made under normal commercial terms and conditions to an associated company, Gas Parts (NSW) Pty. Ltd. aggregating $887,459 were included in sales revenue of the Gas Division of Ateco Automotive Pty. Ltd.

2. An amount of $345,724 was owed to Gas Division of Ateco Automotive Pty. Ltd. by Gas Parts (NSW) Pty. Ltd. at balance sheet date. This amount was included in accounts receivable.

3. Ateco Automotive Pty. Ltd. has a note receivable of $157,500 payable on demand from Gas Parts (NSW) Pty. Ltd.


NOTE 5:  SUBSEQUENT EVENTS
--------------------------

Ateco Automotive Pty. Ltd. entered into an agreement dated July 1, 1996 to sell substantially all the assets and liabilities of the Division to another corporation.




             Notes to and forming part of the financial statements.

                       AIRSENSORS, INC. AND SUBSIDIARIES
                                      AND
            GAS DIVISION OF ATECO AUTOMOTIVE PTY LTD AND SUBSIDIARY

         PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Effective July 1, 1996, the registrant acquired certain assets of the Gas Division of Ateco Automotive Pty. Ltd. ("Ateco") for cash in the amount of approximately $6,500,000. In order to effectuate the transaction, IMPCO Technologies Inc. ("IMPCO Inc.") a wholly owned subsidiary of the Registrant, established a wholly owned subsidiary in Australia, IMPCO Technologies Pty. Limited ("IMPCO Ltd."). The assets, which were acquired by IMPCO Ltd., consist primarily of receivables, inventory, equipment, a note, business goodwill, distribution rights in Australia, and a 50% interest in Ateco's sub-distributor.

The purchase price was financed through approximately $4,000,000 of term loans provided by Bank of America NT&SA and its Sydney Australia branch.
The term loans are both three-year loans with a five-year amortization schedule with interest at market rates. In addition, accounts receivables due to IMPCO Inc. by Ateco, totaling approximately $1,852,000, were also offset against the purchase price. The balance of the purchase price was paid with proceeds from IMPCO Inc.'s existing line of credit with Bank of America NT&SA.

The following pro forma statements have been prepared to illustrate the effect of the acquisition, which is being accounted for as a purchase.
The unaudited pro forma condensed balance sheets combine the balance sheets of AirSensors, Inc. and its subsidiaries as of April 30, 1996 and Ateco as of June 30, 1996. The unaudited pro forma condensed income statements combine the income statements of AirSensors Inc. and its subsidiaries for the year ended April 30, 1996 and Ateco for the year ended June 30, 1996. The pro forma information is based upon the historical financial statements of the respective entities while the pro forma adjustments on which they are based are described in the accompanying notes.

The AirSensors, Inc. unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of AirSensors, Inc. that would have been reported had the Acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of AirSensors, Inc. at any future date or the consolidated results of operations of AirSensors, Inc. at any future period. Amounts allocated to assets purchased from Ateco by IMPCO Ltd. are based on estimated fair values derived from information currently available. The purchase price allocation is preliminary and based on management's best estimate.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the related notes thereto and the historical consolidated financial statements of AirSensors, Inc. and subsidiaries and the historical Ateco financial statements.


                                     AIRSENSORS, INC. AND SUBSIDIARIES
                                                   AND
                         GAS DIVISION OF ATECO AUTOMOTIVE PTY LTD AND SUBSIDIARY

                         PRO FORMA CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)
                                   AS OF APRIL 30, AND JUNE 30, 1996
                                          (Dollars in thousands)


                                                Historical           Pro Forma Adjustments
                                          ----------------------  --------------------------
ASSETS                                    AirSensors    Ateco                                   Pro Forma
                                           April 30,   June 30,         DR            CR        Combined
                                          ----------  ----------  ------------  ------------   ----------
Current assets:
 Cash and cash equivalents                 $    811    $    132    $      9(b)        132(a)    $    820
 Net accounts receivable                      9,514       1,150         517(b)      3,002(a)(b)    8,179
 Total inventories                           11,438       3,159         416(b)        903(a)      14,110
 Other current assets                         2,815          50         270(b)        197(a)(b)    2,938
                                          ----------  ----------  ------------  ------------   ----------
   Total current assets                      24,578       4,491       1,212         4,234         26,047

Net equipment and leasehold improvements      6,478         148          94(b)       103(a)        6,617
Investment in subsidiary                          -          33                       33(b)            -
Intangibles arising from acquisitions         5,226           -       3,585(a)                     8,811
Other assets                                  1,446           -                                    1,446
                                          ----------  ----------  ------------  ------------   ----------
Total assets                               $ 37,728    $  4,672    $  4,891      $  4,370       $ 42,921
                                          ==========  ==========  ============  ============   ==========



























                                          (See accompanying notes)

                                     AIRSENSORS, INC. AND SUBSIDIARIES
                                                   AND
                         GAS DIVISION OF ATECO AUTOMOTIVE PTY LTD AND SUBSIDIARY

                         PRO FORMA CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)
                                   AS OF APRIL 30, AND JUNE 30, 1996
                                          (Dollars in thousands)


                                                Historical           Pro Forma Adjustments
                                          ----------------------  --------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY      AirSensors    Ateco                                   Pro Forma
                                           April 30,   June 30,         DR            CR        Combined
                                          ----------  ----------  ------------  ------------   ----------
Current liabilities:
 Notes payable                                  541           -                                      541
 Accounts payable                             3,532       1,945       2,342(a)(b)     894(a)(b)    4,029
 Accrued payroll obligations                  1,701                                                1,701
 Accrued warranty obligations                   470                                                  470
 Income taxes payable                           706                                                  706
 Other accrued expenses                       1,598         116         256(a)(b)     328(a)(b)    1,786
 Current portion of term loans                  718           -                       794(a)       1,512
                                          ----------  ----------  ------------  ------------    ---------
   Total current liabilities                  9,266       2,061       2,598         2,016         10,745

Line of credit                                3,400           -                       528(a)       3,928
Term loan - Bank of America NT&SA             1,435           -                     3,175(a)       4,610
Term loan - DEPA Holding B.V.                 2,821           -                                    2,821
Other long-term liabilities                   1,167           -                         6(b)       1,173

Minority interest                               383           -                        32(b)         415

Commitments and contingencies                     -           -                                        -

Stockholders' equity:
 1993 Series 1 preferred stock, $.01 par
  value, 5,950 shares authorized, issued
  and outstanding, $5,950,000 liquidation
  value                                       5,650           -                                    5,650
 Common stock, $.001 par value, authorized
  25,000,000 shares; 5,654,568 issued and
  outstanding at April 30, 1996                   6                                                    6
 Additional paid-in capital relating to
  common stock                               28,747           -                                   28,747
 Retained earnings(deficit)                 (15,112)      2,611       2,676(a)         65(b)     (15,112)
 Accumulated translation adjustment             (35)                     27(a)                       (62)
                                          ----------  ----------  ------------  ------------    ---------
   Total stockholders' equity                19,256       2,611       2,703            65         19,229

Total liabilities and
   stockholders' equity                    $ 37,728    $  4,672    $  5,301      $  5,822       $ 42,921
                                          ==========  ==========  ============  ============    =========

                                          (See accompanying notes)

                                     AIRSENSORS, INC. AND SUBSIDIARIES
                                                   AND
                         GAS DIVISION OF ATECO AUTOMOTIVE PTY LTD AND SUBSIDIARY

                        PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (UNAUDITED)
                              FISCAL YEAR ENDED APRIL 30, AND JUNE 30, 1996
                           (In thousands, except net income per share amounts)


                                                Historical           Pro Forma Adjustments
                                          ----------------------  --------------------------
                                          AirSensors    Ateco                                   Pro Forma
                                           April 30,   June 30,        DR             CR        Combined
                                          ----------  ----------  ------------  ------------   ----------
Net revenues                               $ 51,575    $  6,360    $  4,636(c)(d)   3,254(c)    $ 56,553

Costs and expenses:
  Cost of sales                              32,011       4,687       2,914(c)(d)   4,636(c)(d)   34,976
  Research & development expense              7,171           -                                    7,171
  Selling, general & administrative           8,261       1,146         667(c)(e)     165(d)       9,909
                                          ----------  ----------  ------------  ------------   ----------
  Total costs and expenses                   47,443       5,833       3,581         4,801         52,056
                                          ----------  ----------  ------------  ------------   ----------
Operating income                              4,132         527       8,217         8,055          4,497

Financing charges                               504           -         604(f)                     1,108
                                          ----------  ----------  ------------  ------------   ----------
Income before income taxes and
  minority interest in income of
  consolidated subsidiary                     3,628         527       8,821         8,055          3,389

Provision (benefit) for income taxes         (1,349)        191          27(c)        154(f)      (1,285)
Income from associated company                    -         (24)         24(c)                         -
Minority interest in earnings                   306           -          24(c)                       330

                                          ----------  ----------  ------------  ------------   ----------
Net income                                    4,671         360       8,896         8,209          4,344

Dividends on preferred stock                    610           -                                      610
                                          ----------  ----------  ------------  ------------   ----------
Net income applicable to common stock      $  4,061    $    360    $  8,896      $  8,209       $  3,734
                                          ==========  ==========  ============  ============   ==========

Net income per share:
  Primary                                   $   .65                                              $   .60
                                            =======                                              =======
  Fully diluted                             $   .63                                                  .59
                                            =======                                              =======

Shares used in per share calculation:
  Primary                                     6,648                                               6,648
                                             =======                                             =======
  Fully diluted                               7,771                                               7,771
                                             =======                                             =======


                                          (See accompanying notes)

                      AIRSENSORS, INC. AND SUBSIDIARIES
                                     AND
          GAS DIVISION OF ATECO AUTOMOTIVE PTY LTD. AND SUBSIDIARY

             PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                (UNAUDITED)


1.     Basis of Presentation
       ---------------------
       The accompanying pro forma condensed combined financial statements present the combined financial position and results of operations of AirSensors, Inc. and the Gas Division of Ateco Automotive Ltd.
       and its subsidiary ("Ateco"). The acquisition is accounted for as a purchase and, accordingly, the purchase price will be allocated to the assets and liabilities of Ateco based on their fair values at the date of acquisition.

2.     Pro forma adjustments
       ---------------------
       The pro forma condensed combined financial statements give effect to the following adjustments:

       a. To reflect the acquisition of certain assets and liabilities of Ateco, including:

              (i) the elimination of net tangible assets of Ateco that were not purchased by the Company;

              (ii) adjusting the fair market values of the assets acquired by the Company at the date of acquisition and record the excess of the purchase price over the fair values of the net assets acquired.

           The Company acquired certain assets from Ateco for $6,500,000.
           The amount of the consideration was determined through negotiations between the Company and Ateco. The excess of the purchase price over the fair values of the net assets acquired was approximately $3,585,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over 20 years.

           This excess represents the goodwill of the business, including the full benefit of distribution rights in Australia, and customer and prospect lists.

       b. To record the net tangible assets of Ateco's interest in Gas Parts (N.S.W.) Pty. Ltd ("Gas Parts") as a result of a change in accounting from the equity method to consolidation. The assets and liabilities of Gas Parts are consolidated based on their fair values at the date of acquisition.

       c. To record the Income Statement of Gas Parts as a result of a change in accounting from the equity method to consolidation to create a consolidated Income Statement.

       d. To record the elimination of intercompany sales and other intercompany adjustments between AirSensors, Inc. and Ateco.


       e. To reflect AirSensors, Inc. straight line amortization (over a twenty year period) of the excess of the purchase price over the fair values of the net assets acquired.

       f. To record increased interest expense and the pro forma adjustments on provision for taxes based on income (loss) due to the acquisition.






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